Exhibit 10.8


                              DYNEX CAPITAL, INC.
                              TERMS OF EMPLOYMENT


September 4, 2001

Mr. Donald B. Vaden
Chairman of Compensation Committee
Dynex Capital, Inc.
4551 Cox Road, Suite 300
Glen Allen, Virginia 23060

Dear Don:

This letter will formalize the terms of my employment with Dynex Capital, Inc. ("Dynex") as set forth below.

o    I agree to continue as an employee of Dynex through June 30, 2002.

o My employment agreement with Dynex dated September 30, 1994 will expire on September 30, 2001 in accordance with its terms, other than I will not be subject to the restrictions set forth in Sections 3(a)(iv) and 3(a)(v).

o    My salary will remain at $315,000 per annum.

o    The benefits  that I currently receive will remain the same.

o I will receive a minimum bonus of $200,000 on June 30, 2002 for the period of January 1, 2001 through June 30, 2002 provided that I am an employee of Dynex as of June 30, 2002. I will not be entitled to any bonus if I have been terminated for cause. I will be entitled to the minimum bonus if I have been terminated without cause.

o If the resolution of any litigation or arbitration concerning Dynex is delayed past June 30, 2002, I will continue to assist Dynex is resolving such litigation or arbitration. I will be paid $200 per hour (or any new employer reimbursed at such rate if on company time) plus out-of-pocket expenses for such assistance.

o To the extent any disputes arise as a result of this agreement, we hereby agree that the senior attorney for personnel/employment related matters at the law firm of Williams, Mullen, Christian & Dobbins will designate an arbitrator to hear the dispute, and the decision of such arbitrator will be final. The arbitrator will also determine how the cost of the arbitration will be borne among the parties.

If the above is acceptable, please so indicate by signing below.

Sincerely,                                  Acknowledged and Agreed:



/s/ Thomas H. Potts                         /s/ Donald B. Vaden
______________________________             ____________________________________
Thomas H. Potts                            Donald B. Vaden
President                                  Chairman, Compensation Committee